                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 2005, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Valera Pharmaceuticals, Inc. for the registration of 000,000 shares of its common stock.


                                                           /s/ Ernst & Young LLP

MetroPark, New Jersey
March 10, 2005